UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2014

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2014, the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) adopted and approved, effective immediately, the Reinsurance Group of America, Incorporated Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

The Amended and Restated Bylaws supplement the advance notice requirements for shareholder proposals of business at shareholder meetings, including nominations for the Board, in Articles Six and Nine of the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). Among other requirements, the supplements to the advance notice provisions:

•	require shareholder proponents (as well as any beneficial owner, and their respective affiliates, associates and those with whom they are acting in concert) to disclose all ownership interests in the Company, including, among other things, all direct and indirect ownership interests, derivative interests, short interests, other economic incentives and rights to vote any shares of any security of the Company, and other material interests in the Company, as well as information required to be disclosed in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	require shareholders nominating directors to disclose the same information about a proposed director nominee that would be required if the director nominee were submitting a proposal; any other information that would be required to be disclosed in a proxy statement in a contested election pursuant to the Exchange Act; any material relationships between the shareholder proponent(s) and their affiliates and associates and those with whom they are acting in concert, on the one hand, and the director nominees and their affiliates and associates and those with whom they are acting in concert, on the other hand; and, at the Company’s request, any other information that would enable the Board to determine a nominee’s eligibility to serve as a director, including information relating to the proposed nominee’s independence, or lack thereof;

•	require shareholders proposing business other than nominations to disclose any material interest of the shareholder proponent or beneficial owner (or their respective affiliates, associates and those with whom they are acting in concert) in the proposed business; the text of the proposal or business (including the text of any resolutions proposed); and a description of all agreements and arrangements between or among such shareholder, beneficial owner and their respective affiliates, associates and those with whom they are acting in concert, and any other person in connection with the proposal;

•	require that the required disclosures be updated and supplemented, if necessary, so as to be accurate as of the record date for a meeting and as of ten business days prior to the meeting (or any adjournment or postponement thereof);

•	clarify that the shareholder proposing business or making a nomination (or a qualified representative of the shareholder) must appear at the applicable meeting of shareholders to present such business or nomination in order for it to be considered; and

•	clarify that an adjournment or postponement of a shareholders’ meeting shall not commence a new time period for the giving of a shareholder’s notice of a proposal or nomination.

The Amended and Restated Bylaws further require all director nominees (regardless of whether nominated by the Board or by a shareholder) complete a written questionnaire with respect to the background and qualification of the nominee and provide a written representation and agreement with respect to the nominee’s entry into voting commitments and compensation or indemnification arrangements and compliance with corporate policies

The Amended and Restated Bylaws provide for the designation of any state court located in St. Louis County, Missouri, or the United States District Court for the Eastern District of Missouri as the exclusive forum for certain shareholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to the General and Business Corporation Law of Missouri, the Articles of Incorporation or the Amended and Restated Bylaws, claims governed by the internal affairs doctrine and actions to interpret, enforce or determine the validity of the Articles of Incorporation or Amended and Restated Bylaws, unless the Company otherwise consents to another jurisdiction.

In addition, the Amended and Restated Bylaws also include other technical, procedural, clarifying and conforming changes, including with respect to the required vote for shareholder action.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and a marked copy of which showing the amendments is attached as Exhibit 3.2, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Reinsurance Group of America, Incorporated Amended and Restated Bylaws, as amended effective July 17, 2014

3.2	Reinsurance Group of America, Incorporated Amended and Restated Bylaws, marked to show amendments effective July 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

Date: July 18, 2014

Exhibit Index

Exhibit	Description of Exhibit

3.1	Reinsurance Group of America, Incorporated Amended and Restated Bylaws, as amended effective July 17, 2014

3.2	Reinsurance Group of America, Incorporated Amended and Restated Bylaws, marked to show amendments effective July 17, 2014